4400 West 78th Street, Suite 520, Minneapolis, MN 55435 952.835.1874 www.apog.com distinctive solutions by apogee for enclosing commercial buildings and framing art October 29, 2026 Mr. Donald A. Nolan 823 Macassar Lane Apex, NC 27523 Dear Don, On behalf of the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (“Apogee” or the “Company”), I am pleased to confirm that the Board has approved a six-month extension of your employment with the Company. During the Extended Term (as defined below), you will continue to serve as Chief Executive Officer (“CEO”) until the commencement of employment of the Company’s permanent CEO and thereafter will continue to serve as Executive Chair of the Board through the remainder of the Extended Term. While serving as CEO, your principal place of employment will continue to be the Company’s corporate headquarters in Minneapolis, Minnesota, and you will continue to report to the Board. Effective as of November 1, 2026, the term established under your offer letter dated October 31, 2025 (the “Original Offer Letter”) is extended through the close of business on April 30, 2027 (the “Extended Term”), unless earlier terminated in accordance with the Original Offer Letter and this letter or further extended by mutual written agreement following Board approval. Upon the commencement of employment of the Company’s permanent CEO, you will cease serving as CEO but will remain an employee of the Company and continue to serve as Executive Chair of the Board through the remainder of the Extended Term. For clarity, the commencement of employment of the permanent CEO will not terminate your employment or the Extended Term. In your capacity as Executive Chair, you will support the transition and onboarding of the new CEO and perform such other transition-related duties as may be reasonably requested by the Board. The new CEO will have responsibility and authority for the management of the Company’s business and operations. Base Salary During the Extended Term, you will continue to receive an annualized base salary of $925,000.00, prorated for the Extended Term and payable in accordance with the Company’s normal payroll practices, less applicable taxes and other required withholdings. Your base salary will continue through the Extended Term regardless of whether you are serving as CEO or Executive Chair.

4400 West 78th Street, Suite 520, Minneapolis, MN 55435 952.835.1874 www.apog.com distinctive solutions by apogee for enclosing commercial buildings and framing art Transition Bonus You will be eligible to receive a one-time cash bonus of up to $250,000.00 (the “Transition Bonus”), as determined by the Compensation Committee in its discretion based on your performance in supporting the successful transition to a permanent CEO. Any Transition Bonus will be paid no later than June 1, 2027 in a single lump sum, less applicable taxes and other required withholdings. One-Time Payment You will receive a one-time cash payment of $25,000.00 on the first regular pay date following November 1, 2026 to cover travel and lodging expenses during the Extended Term, less applicable taxes and other required withholdings. Equity Award Subject to Compensation Committee approval and the terms of the Company’s 2019 Stock Incentive Plan, as Amended and Restated (2021) (the “Plan”), you will be eligible to receive monthly grants of time-based restricted stock units (the “Equity Awards”) at an annualized target grant-date value of $1,750,000, prorated based on the period during which you serve as CEO during the Extended Term. Each Equity Award will have a target grant-date value of $145,834. The first Equity Award will be granted on November 1, 2026, or as soon thereafter as administratively practicable, and each subsequent Equity Award will be granted on the first business day of each subsequent month thereafter, in each case subject to your continued service as CEO on the applicable grant date. Each Equity Award will vest in full on the first anniversary of its applicable grant date. Following the commencement of employment of the permanent CEO, previously granted Equity Awards will remain outstanding and eligible to vest, provided that you did not voluntarily resign from the CEO role before the permanent CEO commenced employment and you continue to serve on the Board through the applicable vesting date. For clarity, your cessation of employment with the Company following the Extended Term will not result in forfeiture of an Equity Award if the foregoing conditions are satisfied. The Equity Awards are in addition to, and do not amend, replace, or affect, the Service Award granted under the Original Offer Letter. The Equity Awards will be governed by the Company’s current form of time-based restricted stock grant agreement (the “RSA”) and the Plan. The RSA will, among other terms, provide that the restricted shares awarded to you under the Equity Award will be subject to forfeiture upon the voluntary or involuntary termination of your employment with the Company prior to close of business on the last date of the Extended Term, other than (a) the Company’s termination of your employment for reasons other than “Cause;” or (b) termination of your employment due to your Death or a Change in Control, as those terms are defined in the Plan.

4400 West 78th Street, Suite 520, Minneapolis, MN 55435 952.835.1874 www.apog.com distinctive solutions by apogee for enclosing commercial buildings and framing art For purposes of the Equity Awards, “Cause” means your: (a) Failure or refusal to perform substantially your duties hereunder (other than as a result of total or partial incapacity due to your physical or mental illness) including any breach of any agreement with the Company and any breach of your fiduciary duties to the Company (including your appropriation or attempted appropriation of a material business opportunity of the Company); (b) Engaging in intentional or willful misconduct which is materially injurious to the reputation, business, financial condition, or business relationships of the Company or your reputation or business relationships; (c) Perpetration of an intentional fraud against or affecting the Company or any customer, supplier, client, agent, or executive thereof; or (d) Conviction (including conviction on a nolo contendere plea) of a felony or any crime involving fraud, dishonesty, or moral turpitude; provided, however, that: (i) A termination pursuant to clauses (b) and (c) shall not become effective unless the Company has delivered written notice to you describing your actions constituting “Cause” and you have failed to convince the Board within fifteen (15) business days thereafter that your actions did not constitute “Cause” as described in such notice; and (ii) A termination pursuant to (a) above, if susceptible of cure, shall not become effective unless you fail to cure such failure to perform or breach within forty- five (45) days after written notice from the Company identifying what reasonable actions shall be required to cure such failure to perform or breach. Original-Term Performance Bonus The Performance Bonus relating to the original Term ending October 31, 2026 will be determined and paid in accordance with the Original Offer Letter and will not be replaced, deferred, reduced, or otherwise affected by the Transition Bonus described in this letter.

4400 West 78th Street, Suite 520, Minneapolis, MN 55435 952.835.1874 www.apog.com distinctive solutions by apogee for enclosing commercial buildings and framing art Board Compensation During the Extended Term, you will receive no separate compensation for your service on the Board, including as Executive Chair. Any Board compensation will resume following the expiration or earlier termination of the Extended Term, provided that you remain a member of the Board at that time. Benefits Your eligibility to participate in the employee and executive benefit programs described in the Original Offer Letter will continue during the Extended Term in accordance with the terms of the applicable plans and programs. Except as expressly modified by this letter, all terms of the Original Offer Letter remain unchanged and in full force and effect, including the at-will nature of your employment and the provisions addressing benefits, taxes, Section 409A, conflicting obligations, and other conditions of employment. If there is any conflict between this letter and the Original Offer Letter, this letter will control. Any changes to your compensation or benefits during the Extended Term will be subject to approval by the Compensation Committee. Don, we appreciate your willingness to continue serving the Company during the Extended Term and to support the transition to a permanent CEO. Please contact me if you have any questions or would like to discuss this extension. Sincerely, /s/ Elizabeth M. Lilly Elizabeth M. Lilly Chair of the Compensation Committee Apogee Enterprises, Inc. Board of Directors Acknowledgment and Acceptance of Terms: /s/Donald A. Nolan Donald A. Nolan 10/30/2026 Date